Exhibit 99.1

PRESS RELEASE

AbbVie and Allergan Sign Consent Decree Agreement with Federal Trade Commission Staff on Pending Transaction

NORTH CHICAGO, Ill. and DUBLIN, March 17, 2020/PRNewswire/ – AbbVie (NYSE: ABBV), a research-based global biopharmaceutical company, and Allergan plc (NYSE: AGN), a leading global pharmaceutical company, today announced that they have entered into a consent decree agreement with staff of the U.S. Federal Trade Commission (FTC) regarding AbbVie’s pending acquisition of Allergan.

Under the terms of the consent decree, the companies have agreed to divest brazikumab, an investigational IL-23 inhibitor in development for autoimmune diseases, to AstraZeneca and Zenpep, a treatment for exocrine pancreatic insufficiency due to cystic fibrosis and other conditions, to Nestle. Nestle also will be acquiring Viokace, another pancreatic enzyme preparation, as part of the same transaction.

The consent decree, including the proposed purchasers, remains subject to further review and approval by the Commissioners of the FTC. The parties anticipate closing in May 2020.

About AbbVie

AbbVie is a global, research-driven biopharmaceutical company committed to developing innovative advanced therapies for some of the world’s most complex and critical conditions. The company’s mission is to use its expertise, dedicated people and unique approach to innovation to markedly improve treatments across four primary therapeutic areas: immunology, oncology, virology and neuroscience. In more than 75 countries, AbbVie employees are working every day to advance health solutions for people around the world. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter or view careers on our Facebook or LinkedIn page.

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a global pharmaceutical leader focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world. Allergan markets a portfolio of leading brands and best-in-class products primarily focused on four key therapeutic areas including medical

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aesthetics, eye care, central nervous system and gastroenterology. As part of its approach to delivering innovation for better patient care, Allergan has built one of the broadest pharmaceutical and device research and development pipelines in the industry.

With colleagues and commercial operations located in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers, and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan’s website at www.Allergan.com.

About Zenpep

ZENPEP® (pancrelipase) is a prescription medication for people who cannot digest food normally because their pancreas does not make enough enzymes. ZENPEP may help your body use fats, proteins, and sugars from food. ZENPEP contains a mixture of digestive enzymes (lipases, proteases, and amylases) from pig pancreas. In clinical studies, individuals with exocrine pancreatic insufficiency associated with cystic fibrosis absorbed more fat from foods than those treated with a placebo.

About Brazikumab

Brazikumab is a monoclonal antibody that binds to the IL23 receptor and is in development for Crohn’s Disease and Ulcerative Colitis with a companion biomarker. Brazikumab selectively blocks the IL23 immune signal, preventing intestinal inflammation. The Phase IIb/III INTREPID program is underway to assess brazikumab compared to placebo or adalimumab in Crohn’s Disease. The Phase II EXPEDITION trial is underway to assess brazikumab compared to placebo or vedolizumab in Ulcerative Colitis.

Forward-Looking Statements

This announcement contains certain forward-looking statements, including with respect to the pending acquisition involving AbbVie and Allergan and AbbVie’s, Allergan’s and/or the combined group’s estimated or anticipated future business, performance and results of operations and financial condition, including estimates, forecasts, targets and plans for AbbVie and, following the acquisition, if completed, the combined group. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that the pending acquisition will not be pursued, failure to obtain necessary regulatory

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approvals or required financing or to satisfy any of the other conditions to the pending acquisition, adverse effects on the market price of AbbVie’s shares of common stock or Allergan’s ordinary shares and on AbbVie’s or Allergan’s operating results because of a failure to complete the pending acquisition, failure to realize the expected benefits of the pending acquisition, failure to promptly and effectively integrate Allergan’s businesses, negative effects relating to the announcement of the pending acquisition or any further announcements relating to the pending acquisition or the consummation of the pending acquisition on the market price of AbbVie’s shares of common stock or Allergan’s ordinary shares, significant transaction costs and/or unknown or inestimable liabilities, potential litigation associated with the pending acquisition, general economic and business conditions that affect the combined companies following the consummation of the pending acquisition, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of AbbVie’s or, as the case may be, Allergan’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause AbbVie’s plans with respect to Allergan or AbbVie’s or Allergan’s actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this announcement. Additional information about economic, competitive, governmental, technological and other factors that may affect AbbVie or Allergan is set forth in AbbVie’s and Allergan’s periodic public filings with the U.S. Securities and Exchange Commission, including, but not limited to, AbbVie’s and Allergan’s Annual Report on Form 10-K for the year ended December 31, 2019 and, from time to time, AbbVie’s and Allergan’s other investor communications, in each case, the contents of which are not incorporated by reference into, nor do they form part of, this announcement.

AbbVie Inc.	+1 (847) 938-9190
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Any forward-looking statements in this announcement are based upon information available to AbbVie, Allergan and/or their respective board of directors, as the case may be, as of the date of this announcement and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, none of AbbVie, Allergan or any member of their respective board of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to AbbVie, Allergan or their respective board of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Statement Required by Irish Takeover Rules

The Directors of AbbVie Inc. accept responsibility for the information contained in this announcement other than that relating to Allergan plc and its subsidiaries and/or the directors of Allergan and members of their immediate families, related trusts, and persons connected with them. To the best of their knowledge and belief (having taken all reasonable care to ensure such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Allergan directors accept responsibility for the information contained in this announcement relating to Allergan and its subsidiaries and/or the directors of Allergan and members of their immediate families, related trusts, and persons connected with them. To the best of the knowledge and belief of the Allergan directors (who have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Any holder of 1% or more of any class of relevant securities of Allergan plc or AbbVie Inc. may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013.

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AbbVie Inc.	+1 (847) 938-9190
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North Chicago, IL 60064

Media:	Investors:
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AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com
North Chicago, IL 60064